Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered into as of the 28th day of January 2012, by and between WILDCAT MINING CORPORATION, a Nevada corporation and wholly-owned subsidiary of Borrower ("Wildcat"), VARCA VENTURES, INC., a Nevada corporation ("Varca," and collectively with Wildcat "Borrower") and SARASOTA VARCA ASSOCIATES LLC ("Lender").

R E C I T A L S:

WHEREAS, Lender has agreed, on the terms and subject to the conditions hereinafter set forth, to lend Borrower the aggregate minimum amount of Four Hundred Thousand and No/100 Dollars ($400,000.00) up to a maximum amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Loans");

WHEREAS, Borrower desires to receive the Loans from Lender; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
DEFINITION OF TERMS

Section 1.01

Definitions.  Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings as follows:

"Agreement" shall mean this Loan Agreement and all modifications, alterations, amendments and supplements hereto made in accordance with the provisions hereof.

"Deed of Trust" shall mean that certain Deed of Trust executed by Wildcat in favor of Lender of even date herewith, and all amendments and modifications thereto, in the form attached as Exhibit B.

"Default Rate" shall mean the lesser of:  (a) 18% per annum; or (b) the highest applicable lawful rate.

"Interest Rate" shall mean 12% per annum.

"Maturity Date" shall mean July 31, 2013.

"Loan Documents" shall mean this Agreement, the Note, the Deed of Trust, the Royalty Deed and any other instruments or documents delivered pursuant to this Agreement to secure, to evidence or otherwise related to the Loan.

"Notes" shall mean one or more subordinated secured promissory notes executed by Borrower in favor of Lender in connection with the Loans, and all amendments and modifications thereto, in the form attached as Exhibit A.

"Obligations" shall mean: (a) the due and punctual payment in full of the Principal Balance, and the interest thereon, when due and payable, according to the terms of this Agreement and the Notes, whether at stated maturity, by reason of acceleration or otherwise; and (b) the due and punctual payment in full of all other indebtedness, sums and charges which may at any time be due and payable in accordance with, or under the terms of, this Agreement and the Notes, whether at stated maturity, by reason of acceleration or otherwise.

"Person" or "person" means any individual, firm, corporation, trust or other organization or association or other enterprise or any governmental or political subdivision, agency, department or instrumentality thereof.

"Principal Balance" means the aggregate principal amount of the Notes.

"Property" shall mean, collectively, those certain lode mining claims to which Wildcat holds fee simple title to, more particularly described in the Deed of Trust, together with all tenements and appurtenances relating thereto or associated therewith, and all improvements, buildings and fixtures, if any, situated thereon.

"Royalty Deed" shall mean that certain Perpetual Non-Participating Production Royalty Deed executed by Wildcat in favor of Lender of even date herewith, and all amendments and modifications thereto, in the form attached as Exhibit C.

Interpretation.  Unless the context clearly requires otherwise, words of masculine gender shall be construed to include correlative words of the feminine and neuter genders and vice versa, and words of the singular number shall be construed to include correlative words of the plural number and vice versa.  This Agreement and all the terms and provisions hereof (a) shall not be construed strictly in favor of or against either party hereto; and (b) shall be construed to effectuate the purpose set forth herein and to sustain the validity hereof.

Article 2
REPRESENTATIONS, WARRANTIES and affirmative covenants OF THE PARTIES

Representations and Warranties of Borrower.  Borrower represents and warrants to Lender as follows:

Existence.  Borrower is a corporation organized in the State of Nevada, with full power to enter into the Loan Documents to perform its obligations thereunder and to issue and deliver the Notes and the Deed of Trust to Lender.  The making, execution and performance of the Loan Documents on the part of Borrower and the issuance and delivery of the Notes and the Deed of Trust have been duly authorized by all necessary action on the part of Borrower and will not violate or conflict with any agreement, indenture or other instrument by which Borrower or any of its material properties is bound.

(b)

Validity, Etc. The Loan Documents are or will be valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except to the extent that enforceability may be subject to valid bankruptcy, insolvency, financial emergency, reorganization, moratorium or similar laws relating to or from time to time affecting the enforcement of creditors' rights and except to the extent that the availability of certain remedies may be precluded by general principles of equity.

(c)

Authority.  There are no provisions of Borrower's articles of incorporation and/or bylaws nor are there any provisions of any existing contract, lease or agreement binding on Borrower or affecting it which would conflict with or in any way prevent the execution, delivery, enforcement, or carrying out the terms of the Loan Documents or otherwise materially impact the business of Borrower as it is now being operated and presently contemplated to be developed and operated.

Licenses  Wildcat is in the process of obtaining all licenses, permits, franchises, consents and approvals necessary or desirable for Wildcat to operate its business as currently contemplated (collectively, the "Permits").  There is no assurance that Wildcat will obtain the Permits.

Representations and Warranties of Lender.  Lender represents and warrants to Borrower as follows:

(a)

Lender has full authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein.

(b)

Validity, Etc.  This Agreement has been duly executed and delivered by the Lender, and this Agreement constitutes the legal, valid and binding obligation of the Lender enforceable against the Lender in accordance with its terms, except as the enforceability thereof may be limited by the effect of the applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(c)

Authority.  The execution, delivery and performance of this Agreement by the Lender and the consummation of the transactions contemplated herein, do not and will not (i) require the Lender to obtain any consent, approval, authorization or order of, or to make any filing, registration or qualification with, any court, governmental authority or third Person; or (ii) conflict with or result in the violation of, or default under, any provision of any mortgage, indenture, lease, agreement or other instrument, judgment, order or permit to which the Lender is a party or by which it's properties are bound.

Article 3
THE LOANS; THE NOTES

The Loans.  On the date of this Agreement, or such later date as agreed to by Borrower, Lender shall make available to Borrower the Loans.  The proceeds of the Loans shall be used by Borrower solely for working capital purposes.

The Notes.  The obligation of Borrower to repay the Loans shall be evidenced by the Notes.  The Notes shall have such variations, omissions and insertions as may be necessary, desirable and authorized or permitted by this Agreement.  The general terms of the Notes shall be as follows:

Interest.  The Notes shall bear interest at the Interest Rate.  Interest on the Notes shall be calculated on the basis of the actual number of days elapsed over an assumed year consisting of 365 days.

Maturity Date.  The entire Principal Balance, plus all accrued and unpaid interest, shall be due and payable on the Maturity Date.

Prepayments.  The Notes may be prepaid by Borrower, in whole, at anytime prior to the Maturity Date with a penalty.  In the event of a prepayment, Borrower shall pay to Lender 105% of the Principal Balance, plus any accrued interest due thereon as of the date of such prepayment.

Security for the Obligations.  As security for the due performance and payment of the Loans and the Obligations, the Loans shall be secured by the Property, and such security evidenced by the Deed of Trust.

Royalty Deed.  In connection with the Loans, Wildcat shall execute and file with the La Plata County, Colorado recording office the Royalty Deed.

Article 4
ADDITIONAL COVENANTS OF Borrower

Performance of Covenants.  Borrower covenants that it will perform faithfully at all times it's covenants, undertakings and agreements contained in the Loan Documents.

Payment of Note.  Borrower covenants that it will promptly pay the Principal Balance, and all accrued interest, at the place, on the date and in the manner provided herein and in the Notes, in accordance with the terms thereof.

Right of First Refusal.  Borrower hereby grants in Lender a right of first refusal to provide other priority financing secured by the Property ("Financing").  In the event Borrower chooses to, or is required to, obtain Financing, Borrower shall promptly notify Lender in writing of the intended Financing and terms offered by such other lender.  Lender, or any Member of Lender, shall then have seven (7) business days after receipt of Borrower's notice to advise Borrower in writing whether Lender will be able to provide such Financing on equal or better terms and conditions.  The right of first refusal granted to Lender pursuant to this Section 4.03 shall terminate and be of no further force or effect upon payment in full of the Loans and Obligations pursuant to the terms of this Agreement.

Article 5
EVENTS OF DEFAULT AND REMEDIES

Events of Default.  Each of the following is hereby declared an "Event of Default:"

(a)

payment of the Principal Balance shall not be made when the same shall become due and payable;

(b)

Borrower shall default in the due and punctual performance of any other of the covenants, conditions, agreements and provisions contained in the Loan Documents and such default shall continue for 30 days after written notice shall have been given to Borrower by Lender specifying such default and requiring the same to be remedied; provided, however, that if, in the reasonable judgment of Lender, Borrower shall proceed to take such curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of 30 days, then such period shall be increased to such extent as shall be necessary to enable Borrower to diligently complete such curative action; or

(c)

any representation, covenant or warranty of Borrower contained in the Loan Documents or in any certificate or other closing document executed and delivered by Borrower in connection with the closing of the Loans shall prove to have been untrue or misleading in any material respect; or

Exercise of Remedies.  Upon the occurrence and during the continuance of an Event of Default, Lender may declare the Principal Balance (if not then due and payable) to be immediately due and payable, and upon such declaration, the same shall be immediately due and payable.  Upon the occurrence and during the continuance of an Event of Default, Lender may proceed to protect and enforce its rights as a secured party under all applicable law or under the Loan Documents by such suits, actions or special proceedings in equity or at law, either for the specific performance of any covenant or agreement contained herein or in aid or execution of any power herein granted or for the enforcement of any proper legal or equitable remedy, as Lender shall deem most effective to protect and enforce such rights.  Lender shall have all rights, powers and remedies available under the terms of the Loan Documents and all applicable law.

Article 6
MISCELLANEOUS PROVISIONS

Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, Borrower, its successors and assigns, and the Lender and its successors and assigns.

Term of Agreement.  This Agreement shall be in full force and effect from the date hereof until the Principal Balance and all other sums payable to Lender hereunder have been paid in full.

Amendments and Supplements.  This Agreement may be amended or supplemented from time to time only by a writing duly executed by Borrower and Lender.

Notices.  All notices, requests, demands, claims, certificates and other communications hereunder shall be in writing and (1) delivered personally by hand or a nationally-recognized overnight courier; (2) mailed by registered or certified mail (postage prepaid), return receipt requested; (3) sent via facsimile; or (4) sent via email delivery of a ".pdf" format data file to the appropriate party at the address set forth below:  All such notices and other written communication will be effective: (i) if delivered personally or mailed, upon delivery; and (ii) if sent via facsimile or via email delivery of ".pdf" format data file, upon confirmation of receipt. Any of the parties may, by notice in writing given to the others, designate new or different addresses, facsimile numbers or email addresses to which communications shall be sent.

(a) As to Borrower:	Varca Ventures, Inc.
1630 Ringling Blvd. Sarasota, FL 34236 Fax: (941) 951-0864 Email: randalloser@gmail.com
Attention: Randall Oser, President

(b) As to Lender:	Sarasota Varca Associates LLC
P.O. Box 49256
Sarasota, Florida 34230
Fax: (941) 953-2880
Email: libbyHL@aol.com
Attn: Harold Libby, Managing Member

With a Copy To:	Van Winkle & Sams P.A.
3859 Bee Ridge Road, Suite 202 Sarasota, Florida 34233
Fax (941) 923-0174
Email: lauriesams@comcast.net
Attention: Laurie B. Sams

Benefits Exclusive.  Except as herein otherwise expressly provided, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than Borrower and Lender, any right, remedy or claim, legal or equitable, under or by reason of this Agreement or any provision hereof, this Agreement and all its provisions being for the sole and exclusive benefit of Borrower and Lender.

Severability.  In case any one or more of the provisions of this Agreement, any amendment or supplement hereto or of the Notes shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement, any amendment or supplement hereto or the Notes, but this Agreement, any amendment or supplement hereto and the Notes shall be construed and enforced at the time as if such illegal or invalid provisions had not been contained therein, nor shall such illegality or invalidity affect any legal and valid application thereof from time to time.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same instrument.  A facsimile transmission or e-mail delivery of a ".pdf" format data file shall be given the same legal force and effect as original signatures.

Governing Law.  This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of Colorado.

Entire Agreement.  This Agreement constitutes the full understanding between the parties hereto with respect to the subject matter hereof, and no statements, written or oral, made prior to or at the signing hereof shall vary or modify the terms hereof.

Section 6.10

Titles and Headings.  The titles and headings of the Articles and Sections of this Agreement, which have been inserted for convenience of reference only and are not to be considered a part hereof, shall not in any way modify or restrict any of the terms and provisions hereof, and shall not be considered or given any effect in construing this Agreement or any provision hereof or in ascertaining intent, if any question of intent should arise.

ADVICE OF COUNSEL.  EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT.

WAIVER OF JURY TRIAL.  LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  LENDER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO BORROWER ACCEPTING CREDIT FROM LENDER, THAT BORROWER WOULD NOT HAVE ACCEPTED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT EACH LENDER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the date first set forth herein.

BORROWER: VARCA VENTURES, INC., a Nevada corporation
By: /s/ Randall Oser
Randall Oser
President

WILDCAT MINING CORPORATION, a Nevada corporation
By: /s/ Randall Oser
Randall Oser
President

LENDER: SARASOTA VARCA ASSOCIATES LLC, a Florida limited liability company
By: /s/ James A. Libby
James A. Libby, authorized Member

EXHIBIT A

SUBORDINATED SECURED PROMISSORY NOTE

[SEE ATTACHED]

EXHIBIT B

DEED OF TRUST

[SEE ATTACHED]